UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2006

eFunds Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31951	39-1506286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Gainey Center II, Suite 300, 8501 North Scottsdale Road, Scottsdale, Arizona		85253
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480.629.7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

In order to obtain the bank guarantee needed to pursue the Company's appeals of the tax assessment by the Indian tax authorities described in the Company's Form 8-K filed on May 3, 2006, the Company has amended its Credit Agreement, dated July 1, 2005, with a syndicate of banks led by JPMorgan Chase. The amendment raised the letter of credit sublimit under the Credit Agreement from $25 million to $75 million. A 43-month letter of credit has been issued in the amount of approximately $48 million in favor of Icici Bank ("ICICI") in India as collateral for the bank guarantee to be issued by ICICI in favor of the Indian taxing authorities. The amendment was effective on May 10, 2006.

In connection with the Company's provision of services for governmental entitlement programs, the Company serves as a subcontractor in some jurisdictions to JPMorgan Chase. The Company also provides other products and services to JPMorgan Chase, Wells Fargo, Bank of America, Sun Trust, KeyBank National Association and National Bank of Arizona.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFunds Corporation

May 12, 2006	By:	Paul F. Walsh

Name: Paul F. Walsh
Title: Chief Executive Officer